FOR IMMEDIATE RELEASE

      REVLON ANNOUNCES DEBT REFINANCING AND UPDATES ITS OUTLOOK FOR 2004

               **** REVLON TO HOST LENDER CALL AND WEBCAST ****

NEW YORK, June 21, 2004 - Revlon, Inc. (NYSE: REV), as part of its overall plan to continue to strengthen its brands, its relationships with retail customers, and its organization, today announced a series of refinancing transactions, and updated its outlook for 2004.

In making the announcement, the Company indicated that its wholly-owned subsidiary, Revlon Consumer Products Corporation ("RCPC"), has signed an agreement with Citicorp USA, Inc. and Citigroup Global Markets Inc. (together, "Citigroup") for a fully-committed financing to refinance and extend to 2010 the maturities on the Company's debt that matures in 2005. The refinancing transactions announced today follow the consummation in March 2004 of the Company's successful exchange offers, which reduced debt and increased equity by more than $800 million.

Commenting on the refinancing, Revlon President and CEO Jack Stahl stated, "Revlon continues to make meaningful progress to create long-term value and today's announcement outlines a key financial building block to doing so. At the same time, we expect to achieve strong growth in operating earnings for the year, despite our current expectation of relatively modest growth in 2004 in the overall U.S. mass market color cosmetics category."

RCPC expects to enter into new credit facilities with Citigroup and a syndicate of lenders to refinance its existing credit facility (approximately $290 million outstanding), to refinance its 12% Senior Secured Notes ($363 million outstanding), and to cover transactional fees and expenses, tender costs, and accrued interest (totaling approximately $95 million). RCPC currently expects that the new credit facilities will be for an aggregate amount of approximately $910 million, comprised of a $750 million term loan and a $160 million asset-based multi-currency revolving credit facility.

As part of the refinancing announced today, the Company indicated that RCPC intends to shortly commence a cash tender offer to purchase any and all of the $363.0 million aggregate principal amount outstanding of its 12% Senior Secured Notes due 2005, at a price calculated using a yield to maturity of the 1.875% U.S. Treasury Note due November 30, 2005 plus 75 basis points. The Company expects the new credit facilities to be executed concurrently with the consummation of the tender offer, which is currently expected to occur in mid- to late-July 2004, and that a portion of the amounts borrowed will be used to purchase notes validly tendered in the tender offer, to repay the existing credit facility, to pay fees and expenses, and for general corporate purposes.

As part of the planned tender offer, RCPC intends to solicit consents from holders of its 12% Senior Secured Notes for certain proposed amendments that would eliminate substantially all of the restrictive covenants contained in the indenture governing such notes and release the guarantees of RCPC's obligations, and the collateral securing the obligations of RCPC and the guarantors, under such indenture.

Consummation of the tender offer and consent solicitation will be subject to various conditions, including but not limited to, RCPC's entering into the new credit facilities and RCPC's obtaining the required consents in the consent solicitation. Consummation of the new credit facilities and related terms is also subject to negotiation and execution of definitive documents and various customary conditions. There can be no assurance that any aspect of the refinancing will be consummated. The tender offer will be made only upon the terms contained in any tender offer materials provided to holders of the 12% Senior Secured Notes.


                                 2004 Outlook

Revlon also announced today that it has revised its outlook for growth for 2004. The Company indicated that it expects to generate Adjusted EBITDA(1) for the year of approximately $190 million, with operating income of approximately $90 million. The Company's previous forecasts for Adjusted EBITDA and operating income were $200 million and $100 million, respectively.

The Company indicated that it currently expects top-line growth of approximately 3% versus year-ago, compared with its previous expectation of growth in the 8% to 9% range. The revised sales outlook largely reflects the Company's current expectation of slower market growth in its key U.S. mass market(2) categories, particularly color cosmetics, which the Company currently expects to grow 1% to 2% in 2004, compared with 4% growth originally expected. In addition, the current sales outlook also reflects the Company's expectation that its U.S. color cosmetics business will now grow in line with the overall category.

Importantly, the Company indicated that its productivity programs are delivering savings faster than planned, and it is aggressively managing costs to ensure spending, including brand support, is right-sized in relation to the revised sales outlook. In addition, Revlon indicated that its longer-term destination model outlook for productivity and margin enhancement remains intact, targeting operating margins of approximately 14% of gross sales within three to five years. Finally, Revlon indicated that the revised outlook for 2004 issued today supersedes previously forecasted information by the Company for the year.

Commenting on the Company's 2004 outlook, Mr. Stahl indicated, "We went into 2004 expecting a more robust U.S. color cosmetics category than current trends would suggest. We are acting responsibly by revising our spending plans to more appropriately reflect our current top-line trends and expectations and by accelerating productivity savings ahead of schedule. As a result, I am pleased that we continue to expect strong growth in earnings for the year."


                          Conference Call and Webcast

Revlon will host a conference call with potential lenders under the proposed new credit facilities on Tuesday, June 22, 2004 at 10:30 a.m. EDT. Access to the call is available to the public at www.revloninc.com. To access the call, click on "Investor Relations" and then "Events Calendar." An archive of the webcast will be available online Tuesday, June 22, 2004 at 5:00 p.m. EDT.

About Revlon

Revlon is a worldwide cosmetics, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).


Investor Relations Contact:                                   Media Contact:
Maria A. Sceppaguercio                                        Catherine Fisher
(212) 527-5230                                                (212) 527-5727



                          Footnotes to Press Release
                          --------------------------

(1) Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the early extinguishment of debt, gains/losses on the sale of assets, and miscellaneous expenses. Adjusted EBITDA is a non-GAAP financial measure. The Company believes that Adjusted EBITDA is a financial metric that can assist the Company and investors in assessing its financial operating performance and liquidity. The Company believes that Adjusted EBITDA is useful in understanding the financial operating performance and underlying strength of its business, excluding the effects of certain factors, including gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. Adjusted EBITDA should not be considered in isolation, as a substitute for net income/(loss) or cash flow from/used for operating activities prepared in accordance with GAAP. Adjusted EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. EBITDA is defined differently for our credit agreement. Furthermore, other companies may define EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be comparable to EBITDA of other companies.

In the accompanying tables, Adjusted EBITDA is reconciled to net income/(loss) to account for its use as a performance measurement and to cash flow from/used for operating activities to account for its use in assessing liquidity. Net income/(loss) and cash flow from/used for operating activities are the most directly comparable GAAP performance and cash flow measures, respectively.

(2) All market share and consumption data is total U.S. mass-market dollar volume, including the ACNielsen (an independent research entity) universe plus the Company's estimate of the balance of the U.S. mass market. The ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers.

                          Forward Looking Statements

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events and the Company's estimates regarding RCPC's consummation of the refinancing transactions, including the tender offer and consent solicitation, entering into the new credit facilities and the amount and timing thereof, and estimates of the Company's outlook for 2004, including Adjusted EBITDA, operating income, top-line growth, category growth in the U.S. mass market, market share, savings from the Company's productivity programs, cost management, and operating margins. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs, the inability of RCPC to consummate the refinancing transactions, including completing the tender offer and consent solicitation, entering into the new credit facilities, or changes in the amount or timing thereof, and less than expected results for 2004. Factors other than those listed above could also cause the Company's results to differ materially from expected results.